AMENDMENT NO. 1
TO
ORION HEALTHCORP, INC. 2004 INCENTIVE PLAN

THIS AMENDMENT is made as of the 1st day of June, 2005, by ORION HEALTHCORP, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company maintains the Orion HealthCorp, Inc. 2004 Plan (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to allow the grant of restricted stock units.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Exhibit A to the Plan is hereby amended by adding the following new definition between the definitions of the terms “Restricted Shares” and “Section 162(m)”:

"'Restricted Stock Units' or 'RSUs' means a right granted under Section 6A of the Plan to receive a number of shares of Stock or a cash payment for each such share of Stock equal to the fair market value of a share of Stock on a specified date."

2.

The definition of the term “Award” in Exhibit A of the Plan is amended by inserting “(ix) Restricted Stock Units,” after “Subsection (viii).”

3.

Section 6(c) of the Plan is hereby amended by adding the term “or Restricted Stock Units” after the term “Restricted Stock.”

4.

Section 7(a) of the Plan is hereby amended by inserting “or Restricted Stock Units” after the term “Restricted Stock.”

5.

The first sentence of Section 5 of the Plan is hereby amended by inserting “and Restricted Stock Units” after the term “Restricted Shares.”

6.

Section 6A the Plan is hereby added:

Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Participants in accordance with the following terms and conditions:

(i) The Committee, in its discretion, shall determine and set forth in a written agreement the number of RSUs to grant to a Participant, the vesting period, and other terms and conditions of the award, including whether the Award will be paid in cash, Stock or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of Employment or another date).

(ii) Unless the agreement granting RSUs provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) A Participant to whom RSUs are awarded has no rights as a stockholder with respect to the Stock represented by the RSUs unless and until the Stock is actually delivered to (or issued on behalf of) the Participant; provided, however, RSUs may have dividend equivalent rights if provided for by the Committee.

(iv) The agreement granting RSUs shall set forth the terms and conditions that shall apply upon the termination of the Participant’s Employment with the Company (including a forfeiture of RSUs that have not vested upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the award is granted.

(v) Any grant of RSUs may specify Performance Criteria that, if achieved, may result in vesting or earlier vesting of all or a portion of the RSUs.”

7.

This Amendment No. 1 to the Plan shall be effective as of June 1, 2005. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

ORION HEALTHCORP, INC. By: ______________________________